As filed with the Securities and Exchange Commission on July 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAKS INCORPORATED

(Exact name of Registrant as specified in its charter)

Tennessee	62-0331040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12 East 49th Street

New York, New York 10017

Telephone: (212) 940-5305

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael A. Brizel

Executive Vice President and General Counsel

Saks Incorporated

12 East 49th Street

New York, New York 10017

Telephone: (212) 940-5305

(Name, address, including zip code, telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee(4)
Common stock, $0.10 par value per share(5)	—	—	—	—
Preferred Stock, $1.00 par value per share	—	—	—	—
Warrants	—	—	—	—
Debt Securities	—	—	—	—
Guarantees of Debt Securities(6)	—	—	—	—
Total			$400,000,000	$22,320

(1)	Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Such indeterminate principal amount, liquidation amount or number of each identified class of securities as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies. The aggregate maximum offering price of all securities issued pursuant to this registration statement shall not have a maximum aggregate offering price that exceeds $400,000,000. The securities registered also include such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, redemption, exercise or settlement of, or exchange for, preferred stock, debt securities or, warrants, including pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of splits, security dividends or similar transactions.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(4)

Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common stock, debt securities or guarantees of debt securities that are issued upon conversion of or exchange for debt securities registered hereunder.

(5)	Includes associated rights to purchase Series C Junior preferred stock. The value attributable to the associated rights, if any, is reflected in the value attributable to the common stock.
(6)	Guarantees of the debt securities may be provided by one or more of the Registrants named in the table of subsidiary guarantor registrants below and will be issued without additional consideration. Pursuant to Rule 457(n), no registration fee is required for the guarantees of debt securities being registered.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Name of Co-Registrant	State of Incorporation or Organization	I.R.S. Employer Identification Number
Club Libby Lu, Inc. (formerly McRae’s Store Services, Inc.)	Illinois	63-1215268
Jackson Leasing, LLC	Mississippi	63-1265323
Jackson Office Properties, Inc. (formerly NorthPark Fixtures, Inc.)	Delaware	62-1785808
Merchandise Credit, LLC	Virginia	04-3586216
New York City Saks, LLC	New York	63-1242260
Saks & Company	New York	13-1256625
Saks Direct, Inc.	New York	13-2733441
Saks Fifth Avenue Distribution Company	Delaware	13-3909991
Saks Fifth Avenue, Inc.	Massachusetts	04-2226632
Saks Fifth Avenue of Texas, Inc.	Delaware	13-2781671
Saks Fifth Avenue Texas LLC	Delaware	26-0448222
Saks Holdings, Inc.	Delaware	52-1685667
SCCA, LLC	Virginia	63-1267381
SCCA Store Holdings, Inc.	Delaware	63-1265331
SCIL, LLC	Virginia	63-1265481
SCIL Store Holdings, Inc.	Delaware	71-0863880
SFAILA, LLC	Virginia	63-1264900
TEX SFA, Inc.	New York	13-3593607

c/o Saks Incorporated

12 East 49th Street

New York, New York 10017

Telephone: (212) 940-5305

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Each of the Co-Registrant’s Principal Executive Offices)

Michael A. Brizel

Executive Vice President and General Counsel

Saks Incorporated

12 East 49th Street

New York, New York 10017

Telephone: (212) 940-5305

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service for Each Co-Registrant)

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, JULY 30, 2009

PROSPECTUS

$400,000,000

Saks Incorporated

Common Stock

Preferred Stock

Warrants

Debt Securities

Guarantees of Debt Securities

We may offer and sell from time to time, in one or more series:

•	our common stock, par value $0.10 per share;

•	our preferred stock, par value $1.00 per share;

•	warrants; and

•	debt securities.

One or more of our direct and indirect subsidiaries may guarantee our debt securities. Our debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. We will determine when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them. The aggregate offering price of the securities that we may issue under this prospectus will not exceed $400,000,000.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock or debt securities.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 1 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.”

Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read this prospectus, any prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplements. If you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

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You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and the related prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

In this prospectus, “Saks,” “we,” “us” and “our” refer to Saks Incorporated and “our company” refers to the combined entities of Saks Incorporated and its subsidiaries, unless expressly stated or otherwise required by the context. Our fiscal year ends on the Saturday closest to January 31. In this prospectus, we refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended January 31, 2009 is referred to as “fiscal 2008.”

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RISK FACTORS

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties and the risk factors set forth in our Annual Report on Form 10-K for the year ended January 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended May 2, 2009, which are incorporated by reference in this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated or deemed incorporated by reference in this prospectus) contains “forward-looking statements” for purposes of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Such forward-looking statements involve known and unknown risks (including, without limitation, those described above under “Risk Factors”), uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words “believe,” “anticipate,” “estimate,” “project,” “intend,” “expect,” “may,” “will,” “plan,” “should,” “would,” “possible,” “attempts,” “seeks” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•	the level of consumer spending for luxury apparel and other merchandise carried by us and our ability to respond quickly to consumer trends;

•	macroeconomic conditions and their effect on consumer spending;

•	our ability to secure adequate financing;

•	adequate and stable sources of merchandise;

•	the competitive pricing environment within the retail sector;

•	the effectiveness of planned advertising, marketing, and promotional campaigns;

•	favorable customer response to relationship marketing efforts of proprietary credit card loyalty programs;

•	appropriate inventory management;

•	effective expense control;

•	successful operation of our proprietary credit card strategic alliance with HSBC Bank Nevada, N.A.;

•	geo-political risks;

•	the performance of the financial markets;

•	changes in interest rates;

•	fluctuations in foreign currency; and

•	other factors referenced in this prospectus, as well as the information incorporated herein by reference.

Other factors and assumptions not identified above also were involved in the derivation of the forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date made. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

SAKS INCORPORATED

We currently operate 53 Saks Fifth Avenue stores, 54 Saks Fifth Avenue OFF 5TH stores, which we refer to as OFF 5TH, and Saks Direct (e-commerce and catalog operations), collectively referred to as the Saks Fifth Avenue businesses. Previously, we also operated traditional department store businesses, known as Saks Department Store Group, which consisted of Bergner’s, Boston Store, Carson Pirie Scott, Herberger’s, McRae’s, Parisian, Proffitt’s and Younkers. Our department store businesses were sold to Belk and Bon-Ton in 2005 and 2006 so that we could focus exclusively on the operations of the underperforming, higher-growth potential of the Saks Fifth Avenue businesses. We discontinued the operations of our Club Libby Lu business in January 2009.

We offer a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. Saks Fifth Avenue stores are principally free-standing stores in exclusive shopping destinations or anchor stores in upscale regional malls. Customers may also purchase Saks Fifth Avenue products by catalog or online at www.saks.com. OFF 5TH is intended to be the premier luxury off-price retailer in the United States. OFF 5TH stores are primarily located in upscale mixed-use and off-price centers and offer luxury apparel, shoes and accessories, targeting the value-conscious customer.

Merchandising, sales promotion and store operating support functions for the Saks Fifth Avenue businesses reside in New York, New York. The back office sales support functions for our company, such as accounting, credit card administration, store planning and information technology, principally are located in our operations center in Jackson, Mississippi or in the Saks Fifth Avenue corporate offices in New York City.

Among other things, our company is widely known for our:

•	exceptional, world-renowned Saks Fifth Avenue brand;

•	strong vendor relationships with leading American and European fashion houses;

•	loyal customer base of 800,000 active proprietary credit accounts;

•	3.9 million square feet of valuable, unencumbered real estate, including our 646,000 square foot flagship Manhattan store; and

•	talented, experienced and innovative management team.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.”

We are incorporated under the laws of the State of Tennessee and are headquartered in New York, New York. Our telephone number is (212) 940-5305 and our website address is www.saksincorporated com. The information contained in our website is not a part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges for the three months ended May 2, 2009 and each of the fiscal years ended January 31, 2009, February 2, 2008, February 3, 2007, January 28, 2006 and January 29, 2005 are as follows:

Three Months Ended May 2, 2009	Fiscal Year Ended
	January 31, 2009		February 2, 2008	February 3, 2007		January 28, 2006		January 29, 2005
(1)		(1)	1.85x		(1)		(1)		(1)

(1)	For the three month period ended May 2, 2009, earnings were insufficient to cover fixed charges by $7.8 million. For the years ended January 31, 2009, February 3, 2007, January 28, 2006 and January 29, 2005, earnings were insufficient to cover fixed charges by $175.2 million, $44.9 million, $227.4 million and $153.5 million, respectively.

For the purpose of computing this ratio, earnings represent the sum of pre-tax income (loss) from continuing operations, fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges represent interest costs, amortization of debt expense and discount on indebtedness and an estimate of the implied interest component of rent expense.

For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

DIVIDEND POLICY

We did not declare any dividends to common shareholders in either fiscal 2008 or fiscal 2007. Future dividends, if any, will be determined by our board of directors in light of circumstances then existing, including our earnings, our financial requirements and general business conditions. We do not anticipate declaring dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

Overview

The authorized capital stock of Saks consists of 500,000,000 shares of common stock, $0.10 par value, of which 144,525,562 shares were issued and outstanding on July 23, 2009, and 10,000,000 shares of preferred stock, $1.00 par value, of which no shares are issued and outstanding. As of July 23, 2009, there were approximately 2,342 holders of record of our common stock.

The following summary of our common stock and preferred stock is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by provisions of our Amended and Restated Charter, as amended, which we refer to as the Charter, and our Amended and Restated Bylaws, as amended, which we refer to as the Bylaws, each of which is incorporated by reference into this prospectus, and by applicable provisions of Tennessee law.

Description of Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of our outstanding preferred stock, if any. Upon the liquidation, dissolution or winding up of Saks, the holders of our common stock are entitled to receive ratably the net assets available after payment of all debts and other liabilities and subject to the prior rights of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock, should any be issued in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.”

Description of Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the designations, powers, preferences and rights of the shares of each series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our shareholders.

As of July 23, 2009, 2,500,000 shares of the preferred stock were designated as Series C Junior preferred stock to be issued under certain circumstances involving a potential change in control. See “—Rights Agreement.” Each share of the Series C preferred stock, if issued, would bear a dividend rate of 100 times the aggregate amount per share of any dividend declared on our common stock. Each share of Series C preferred stock would entitle the holder to 100 votes on all matters submitted to a vote of our shareholders. Such shares provide for a liquidation preference of the greater of $100 per share or an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of our common stock. No shares of Series C preferred stock have been issued.

Prior to the issuance of a new series of preferred stock, we will amend our amended and restated charter, designating the stock of that series and the terms of that series. We will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the charter amendment establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the designation and stated value;

•	the number of shares offered and the purchase price;

•	the amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date(s) from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund or analogous fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if convertible, the conversion price(s), any adjustment thereof and any other terms and conditions upon which such conversion shall be made and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Saks; and

•

any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Saks.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Certain Charter and Bylaw Provisions

Our Charter contains several provisions that may make more difficult the acquisition of control of us by means of a tender offer, open market purchase, proxy fight or otherwise. Our Bylaws also contain provisions that could have an antitakeover effect.

Classified Board of Directors. The Charter and Bylaws provide for our board of directors to be divided into three classes of directors serving staggered three-year terms.

The classified board provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, and, therefore discouraging a third party from making a tender offer or otherwise attempting to obtain control of us.

Number of Directors; Removal; Filling Vacancies. The Charter and Bylaws provide that our board of directors shall number up to 18 and the actual number shall be fixed from time to time by the consent of our board of directors. Our board of directors has authority to appoint directors to fill vacancies created by the expansion of the board of directors. Accordingly, a majority of the members of the board could prevent a shareholder from obtaining representation on the board by enlarging the board, up to 18 members, and filling the new directorships with its own nominees.

Moreover, the Charter and Bylaws provide that directors may be removed by shareholders only for cause as that term is defined in the Tennessee General Corporation Act. This provision, when coupled with the provisions of the Charter and the Bylaws authorizing our board of directors to fill vacant directorships only by a vote of a majority of the directors then in office, will preclude shareholders from removing directors without cause and filling the vacancies created by such removal with their own nominees without the affirmative vote of a majority of the members of our board of directors.

Preferred Stock. As described above, our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix by amendment to the Charter, as provided by Tennessee law, the terms and conditions of each such series. We believe that the availability of the preferred stock issuable in series will provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Although our board of directors has no present intention of doing so, it could issue a series of preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

Repurchases from Interested Shareholders. Our Charter requires the affirmative vote or consent of the holders or not less than a majority of our “non-interested outstanding shares” (generally defined as shares of our common stock owned by persons other than an “interested shareholder”) to approve any direct or indirect purchase by us of any shares of our common stock at a purchase price known by us to be above its “fair market value” on the date on which any such purchase by us occurs or is to occur from a person who is known by us to be an “interested shareholder.” An “interested shareholder” generally is a person who at the time of purchase by us or within two years immediately prior to that purchase, is or was the beneficial owner, directly or indirectly, of more than 5% of our outstanding common stock.

Fair Price Provision. Our Charter provides that, in addition to any affirmative vote required by law or other provisions of our Charter, the affirmative vote of the holders of at least 80% of our outstanding shares is required for the approval or authorization of certain business combination transactions with an interested shareholder or an affiliate of the interested shareholder (generally a person who is, or within the last two years, has been the beneficial owner of more than 10% of our then outstanding common stock). The 80% voting requirement, however, is not applicable if the proposed transaction is approved by a majority vote of the directors who are unaffiliated with the interested shareholder and were members of the Board of Directors prior to the time that the interested shareholder became an interested shareholder or if the transaction meets certain specified minimum price and procedural requirements. In that event, then the requirements of Tennessee law would apply, which generally would require a majority vote of the shareholders. Our Charter provides that a vote of the holders of 80% of our outstanding shares would be required in order to amend, alter or repeal, or adopt any provisions inconsistent with, these “fair price” provisions.

Certain Charter Amendments. The affirmative vote of at least 80% of the voting power of the shares of our then outstanding voting stock is required to amend certain provisions in our Charter, including those prohibiting shareholder action on written consent and restricting bylaw amendments, as well as amendments to portions of our bylaws relating to action taken at annual and special shareholder meetings. Although our charter states that the affirmative vote of at least 80% of the voting power of the shares of our then outstanding voting stock is required to amend or repeal, or adopt any provisions inconsistent with the section of the Charter that establishes our classified board, we believe that 80% vote requirement is invalid under T.C.A. § 48-17-208 in that the requirement was not originally adopted by the 80% vote required by that statute and that, therefore, an amendment to that section would require only that the votes in favor of such an amendment exceed the votes cast against such an amendment.

Rights Agreement

On November 25, 2008, our board of directors declared a distribution on each share of our common stock of one right to purchase from us one one-hundredth (1/100) of a share of Series C preferred stock at a price of $50 per one one-hundredth (1/100) of a share. See “—Description of Preferred Stock.” Such rights will attach to shares of our common stock issued subsequent to the date hereof and prior to the earlier of the distribution date (as defined in the rights agreement) and the redemption or expiration of the rights. Initially, such rights will not be exercisable, but will become exercisable upon the acquisition by any person of, or the announcement of the intention of any person to commence a tender or exchange offer upon the successful consummation of which such person would be the beneficial owner of, 20% or more of the shares of our common stock then outstanding, without the prior approval of our board of directors. The rights are generally designed to protect our shareholders from coercive or otherwise unfair takeover tactics.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is The Bank of New York. The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of the terms of our warrants describes general terms that apply to the warrants. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

We may issue warrants to purchase common stock, preferred stock, debt securities, rights or other securities of Saks or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

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the designation, number and terms of the common stock, preferred stock, debt securities, rights or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any warrant will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. The debt securities will be issued under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The debt securities may have the benefit of guarantees, which we refer to as a guarantee, by one or more of our subsidiaries that are guarantors under our amended and restated credit agreement dated November 26, 2003 (as it may be amended, restated, supplemented, renewed, replaced by the existing lenders or by successors or otherwise refinanced or modified from time to time), which we refer to as our credit facility. Such subsidiaries may include Club Libby Lu, Inc. (formerly McRae’s Store Services, Inc.), Jackson Leasing, LLC, Jackson Office Properties, Inc. (formerly NorthPark Fixtures, Inc.), Merchandise Credit, LLC, New York City Saks, LLC, Saks & Company, Saks Direct, Inc., Saks Fifth Avenue Distribution Company, Saks Fifth Avenue, Inc., Saks Fifth Avenue of Texas, Inc., Saks Fifth Avenue Texas LLC, Saks Holdings, Inc., SCCA, LLC, SCCA Store Holdings, Inc., SCIL, LLC, SCIL Store Holdings, Inc., SFAILA, LLC, and TEX SFA, Inc. We refer to our subsidiaries that provide a guarantee as a guarantor. If a guarantor issues guarantees, the guarantees will be the general, unsecured obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of Saks and will rank equally with all of our other unsecured indebtedness.

You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement.

The following summary of our debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the indenture and the form of certificates evidencing the debt securities.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates; the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	the provisions, if any, with respect to amortization;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “—Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any terms and conditions restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

•	any provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness;

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whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	whether the debt security will be defeasible;

•	the priority and kind of any lien securing the securities and a brief identification of the principal properties subject to such lien; and

•	any other terms of the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries that are guarantors under our credit facility. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any of the subsidiaries listed above. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, we will describe the particular terms of the guarantees of each such series in a prospectus supplement relating to that series, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will irrevocably and unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Form of Security

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Saks, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture contemplates that, if we were to issue debt securities pursuant to the indenture, we would agree that we would not (1) consolidate with or merge into any other person or sell, transfer or lease all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any other person in any one transaction or series of related transactions, or (2) permit any person to consolidate with or merge into us, unless:

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if we are not the surviving person, then the surviving person formed by such consolidation or into which we are merged or the person to which our properties and assets are so transferred shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that the surviving person shall execute and deliver to the trustee a supplemental indenture expressly assuming the payment when due of the principal of and interest on the notes and the performance of each of our other covenants under the indenture; and

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture.

Upon any such consolidation, merger or transfer, the surviving person (if not us) shall succeed to, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to each series of debt securities:

•	default for 30 days in payment of any interest due and payable on the debt securities of that series;

•	default in payment of principal of the debt securities of that series and accrued and unpaid interest at maturity when the same becomes due and payable;

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default in our performance of any other covenants or agreements in respect of the debt securities of that series contained in the indenture or the debt securities of that series for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding; and

•	certain events of bankruptcy, insolvency and reorganization of us or our “material subsidiaries” (as defined in the indenture).

The indenture provides that, while the trustee generally must mail notice of a default or event of default to the registered holders of the debt securities of the relevant series within 90 days of occurrence, the trustee may withhold notice of any default or event of default (except in payment on the debt securities) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

The indenture provides that if an event of default occurs and is continuing with respect to the debt securities of a series, either the trustee or the registered holders of at least 25% in aggregate principal amount of the debt securities of that series may declare the principal amount plus accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, if any, on the debt securities of the relevant series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the debt securities of the relevant series have been cured (other than the nonpayment of principal of the debt securities of such series which has become due solely by reason of the declaration of acceleration), then the registered holders of a majority in aggregate principal amount of debt securities of that series may rescind the declaration of acceleration.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

The holders of a majority in principal amount of the outstanding debt securities of a series generally may waive any existing or past default or event of default of the indenture or the debt securities of that series. However, those holders may not waive any default or event of default regarding any payment on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected as described below.

A holder of debt securities of a series may pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for the debt securities of that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder offers to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

These provisions, however, do not affect the right of a holder of debt securities of a series to sue for enforcement of payment of the principal of or interest on the holder’s debt securities on or after the respective due dates expressed in its debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend or supplement the indenture or the debt securities of one or more series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities:

•	to cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of debt securities of the relevant series;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide any security for or provide or modify any guarantees of the notes so long as such modification is otherwise permitted under the indenture;

•	to comply with any requirement in connection with the deemed qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of debt securities of the relevant series or to surrender any rights we have under the indenture;

•	to add events of default with respect to the debt securities of the relevant series;

•	to add circumstances under which we will pay additional interest on the debt securities of the relevant series;

•	to make any change that does not adversely affect the rights of any holder of outstanding debt securities of the relevant series;

•	to conform the provisions of the indenture to the “Description of Debt Securities and Guarantees” section in this prospectus and any applicable prospectus supplement;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; or

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to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

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make any change in the percentage of principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver or to make any change in this provision for modification;

•	reduce any rate of interest or change the time for payment of interest on the debt securities of that series;

•	reduce the principal amount of the debt securities of that series or change their final stated maturity;

•	make payments on the notes payable in currency other than as originally stated in the debt securities of that series;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt securities; or

•	waive a continuing default or event of default regarding any payment on the debt securities of that series.

Discharge

We may satisfy and discharge our obligations under one or more series of debt securities and the indenture by delivering, if applicable, to the security registrar for cancellation all outstanding debt securities of that series or by depositing with the trustee or delivering to the holders, as applicable, after the debt securities of that series have become due and payable, whether at the stated maturity, or, if applicable, upon conversion or otherwise, cash, shares of our common stock or preferred stock, or a combination thereof (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding debt securities of that series and all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee indemnity satisfactory to it.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination): (1) to or through underwriters or dealers; (2) directly to one or more purchasers; (3) through agents; or (4) to investors directly in negotiated transactions or in competitively bid transactions.

We may distribute the securities from time to time in one or more transactions: (1) at a fixed price or prices, which may be changed from time to time; (2) at market prices prevailing at the time of sale; (3) at prices related to the prevailing market prices; or (4) at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us;

•	any options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to such agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, such third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Any underwriter may engage in any option to purchase additional securities, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. The option to purchase additional securities involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional securities option to purchase additional shares in the offering described above. The underwriters may close out any covered short position either by exercising their option to purchase additional securities or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional securities. Naked short sales are short sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

We may, from time to time, offer the securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and which may directly affect the price or other terms at which such securities are sold.

The final offering price at which our securities would be sold and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

We and the underwriters make no representation or prediction as to the effect that the types of transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, preferred stock, debt securities and guarantees thereof, we refer you to the registration statement and to its exhibits and schedules. With respect to statements in this prospectus about the contents of any contract, agreement or other document, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers. You should read those contracts, agreements or documents for information that may be important to you.

The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Saks is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You can obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.saksincorporated.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us. The following documents listed below that we have previously filed with the SEC (Commission File Number 1-13113) are incorporated by reference:

•

Our Annual Report on Form 10-K for the year ended January 31, 2009 and our Current Report on Form 8-K filed on July 30, 2009 (reflecting certain accounting adjustments with respect to certain financial and other information in the Form 10-K for the year ended January 31, 2009 to give effect to Saks’ adoption in February 2009 of the Financial Accounting Standards Board Staff Position Accounting Principles Board No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”);

•	Our Quarterly Report on Form 10-Q for the quarter ended May 2, 2009;

•

Our Current Reports on Form 8-K filed on February 5, 2009, February 25, 2009, March 2, 2009, March 5, 2009, April 9, 2009, May 7, 2009, May 19, 2009, May 20, 2009, May 21, 2009, May 27, 2009, June 4, 2009, June 23, 2009, July 9, 2009 and July 30, 2009;

•

The description of the our common stock, par value $0.10 per share, contained in our Registration Statement on Form 8-A filed with the SEC on June 18, 1997, including any subsequent amendment or any report filed for the purpose of updating such description;

•

The description of our Series C Preferred Stock purchase rights contained in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on November 26, 2008, including any subsequent amendment or any report filed for the purpose of updating such description; and

•

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of this offering will be incorporated by reference and be a part of this prospectus from their respective filing dates.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any document or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or telephoning:

Saks Incorporated

12 East 49th Street

New York, NY 10017

Telephone: (212) 940-5305

Facsimile: (212) 940-5253

Attention: Julia A. Bentley,

Senior Vice President of Investor Relations and Communications

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC of Nashville, Tennessee. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

EXPERTS

The financial statements and financial statement schedule incorporated in this prospectus by reference to Saks Incorporated’s Current Report on Form 8-K dated July 30, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Saks Incorporated for the year ended January 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$400,000,000

SAKS INCORPORATED

Common Stock

Preferred Stock

Warrants

Debt Securities

PROSPECTUS

                    , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses expected to be incurred by the Registrants in connection with the registration of the common stock and the debt securities and the guarantees thereof:

Amount(1)
SEC registration fee	$22,320
Printing expenses	25,000
Legal fees and expenses	150,000
Accounting fees and expenses	100,000
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)	50,000

Total	$347,320

(1)	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. Other than the SEC Registration Fee, the amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.

Item 15.	Indemnification of Directors and Officers.

Tennessee Registrant

The Tennessee Business Corporation Act (the “TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

The Amended and Restated Charter of Saks Incorporated (the “Charter”) provides that Saks Incorporated (“Saks”) shall have the authority and right to indemnify and hold harmless its officers and directors to the extent such indemnification is permitted under the TBCA, Saks’ Amended and Restated Bylaws (the “Bylaws”) or any duly adopted resolution of the Board of Directors or the shareholders. However, absent any limitations adopted in the Bylaws or any applicable resolutions, the Charter requires that Saks indemnify its officers and directors to the fullest extent allowed by the applicable provisions of the TBCA.

The Bylaws provide that Saks shall indemnify, to the full extent authorized or permitted by the TBCA, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, administrative or investigative) by reason of the fact that such person is or was a director or officer of Saks or serves or served as a director or officer of any other enterprise at the request of Saks. The Bylaws further provide that Saks may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Saks, or is or was serving at the request of Saks as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not Saks would have the power to indemnify such person against such liability under the Bylaws.

Saks also has entered into Indemnification Agreements with each of its current directors and certain executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the TBCA, the Charter and the Bylaws and to provide certain procedural requirements and protections with respect to indemnification and advancement of expenses.

Delaware Registrants

(a) Jackson Office Properties, Inc., Saks Fifth Avenue Distribution Company, Saks Fifth Avenue of Texas, Inc., Saks Holdings, Inc., SCCA Store Holdings, Inc. and SCIL Store Holdings, Inc. are each incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation is required to indemnify any present or former director or officer who was successful in the defense of any proceeding, or in the defense of any claim, issue or matter therein, to which he was a party against expenses actually and reasonably incurred by him in connection with the proceeding. Section 145 of the DGCL also permits a corporation to pay expenses, including attorneys’ fees, incurred by an officer or director in defending any proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation under Section 145 of the DGCL.

The bylaws of Jackson Office Properties, Inc., the certificate of incorporation and bylaws of Saks Holdings, Inc. and the certificate of incorporation of SCCA Store Holdings, Inc. and SCIL Store Holdings, Inc. provide that any person who is or was a director or officer of the respective corporation, or was serving at the request of the respective corporation as a director, officer, employee, or agent of another entity, shall be indemnified in accordance with and to the full extent permitted by the DGCL against all expenses, liabilities and losses, including attorneys’ fees, reasonably incurred by such person in connection with a proceeding. The respective corporation shall pay the expenses, including attorneys’ fees, incurred in any proceeding in advance of its final disposition if the respective corporation receives an undertaking by the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified, if such undertaking is required by the DGCL. This right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled.

The bylaws of Saks Fifth Avenue of Texas, Inc. provide that Saks Fifth Avenue of Texas, Inc. indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another entity, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, against expenses (including attorneys’ fees), judgments, fines and settlement payments actually and reasonably incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the company, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. The company may pay the expenses, including attorneys’ fees, incurred in any proceeding in advance of its final disposition if the company receives an undertaking by the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified. This right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled.

Both the certificate of incorporation and the bylaws of Saks Fifth Avenue Distribution Company are silent regarding indemnification.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

The certificates of incorporation of Jackson Office Properties, Inc., Saks Fifth Avenue Distribution Company, Saks Holdings, Inc., SCCA Store Holdings, Inc. and SCIL Store Holdings, Inc. each contain a provision limiting the personal liability of a director to the fullest extent permitted by the DGCL. The certificate of incorporation of Saks Fifth Avenue of Texas, Inc. does not contain a provision limiting the personal liability of a director.

(b) Saks Fifth Avenue Texas LLC is a limited liability company organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreement of Saks Fifth Avenue Texas LLC provides that the company indemnify, save harmless and pay all judgments and claims against any manager and officer relating to any liability or damage incurred by reason of any act or omission in connection with the business of the company, including attorneys’ fees incurred by such manager or officer. No manager or officer shall be entitled to indemnification if the conduct of such manager or officer constitutes fraud, gross negligence or willful or wanton misconduct. Any act or omission made in reliance upon the advice of independent legal counsel or independent certified public accountants selected with reasonable care, will be presumed to have been done or omitted in good faith and not to constitute gross negligence or willful or wanton misconduct.

Illinois Registrant

Club Libby Lu, Inc. is incorporated under the laws of Illinois.

Section 8.75 of the Illinois Business Corporation Act (the “IBCA”) provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement payments actually and reasonably incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of such corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person shall be entitled to indemnification for expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.

The IBCA permits a corporation to pay expenses, including attorneys’ fees, incurred by an officer or director in defending any proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation under the IBCA.

The indemnification and advancement of expenses provided for by the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liabilities for which indemnification is not expressly provided by the IBCA.

The bylaws of Club Libby Lu, Inc. provide that any person who is or was a director or officer of the company, or was serving at the request of the company as a director, officer, employee, or agent of another entity, shall be indemnified in accordance with and to the full extent permitted by the IBCA. This right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled.

Massachusetts Registrant

Saks Fifth Avenue, Inc. is incorporated under the laws of Massachusetts.

Section 8.51 of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation may indemnify a director who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith, he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 8.52 of the MBCA requires a corporation to indemnify any director who was wholly successful in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.53 of the MBCA provides that, before the final disposition of a proceeding, a corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to such proceeding because he is a director if he delivers to the corporation (a) a written affirmation of his good faith belief that he has met the relevant standard of good faith described in Section 8.51 of the MBCA or that the proceeding involves conduct for which liability has been eliminated pursuant to Section 2.02 of the MBCA and (b) a written undertaking with an unlimited general obligation of the director to repay any funds advanced if he is not entitled to mandatory indemnification under Section 8.52 and it is ultimately determined that he does not meet the relevant standard of conduct described in Section 8.51.

Section 8.56 of the MBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director, and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.

The bylaws of Saks Fifth Avenue, Inc. provide that any person who is or was a director or officer of the company, or was serving at the request of the company as a director, officer, employee, or agent of another entity, shall be indemnified against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with a proceeding to the fullest extent permitted by the MBCA. This right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled.

Mississippi Registrant

Jackson Leasing, LLC is a limited liability company organized under the laws of Mississippi.

Section 72-29-110 of the Mississippi Limited Liability Company Act (the “MLLCA”) provides that a limited liability company may indemnify and hold harmless any member, manager or other person made a party to a proceeding because he is or was a member, manager or agent of the limited liability company against liability incurred in the proceeding if: (a) he conducted himself in good faith; (b) he reasonably believed: (i) in the case of conduct in his official capacity with the limited liability company, that his conduct was in the company’s best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

A limited liability company may not indemnify a member, manager, or other person in connection with a proceeding by or in the right of the limited liability company in which the member, manager or other person was adjudged liable to the limited liability company or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

The MLLCA further provides that, unless otherwise provided in its certificate of formation or limited liability company agreement, a limited liability company shall indemnify a member, manager or other person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a member, manager or agent of the limited liability company against reasonable expenses incurred by him in connection with the proceeding.

A limited liability company may pay for or reimburse the reasonable expenses incurred by a member, manager, or other person who is a party to a proceeding in advance of the final disposition of the proceeding if the member, manager, or other person provides a written affirmation of his good faith belief that he has met the requisite standard of conduct, he provides a written undertaking to the company to repay the amount advanced to him if it is ultimately determined that he did not meet the standard of conduct, and a determination is made that the facts then known to those making the determination would not preclude indemnification under the MLLCA.

The operating agreement of Jackson Leasing, LLC provides that the company indemnify, save harmless and pay all judgments and claims against any manager and officer relating to any liability or damage incurred by reason of any act or omission in connection with the business of the company, including attorneys’ fees incurred by such manager or officer. No manager or officer shall be entitled to indemnification if the conduct of such manager or officer constitutes fraud, gross negligence or willful or wanton misconduct. Any act or omission made in reliance upon the advice of independent legal counsel or independent certified public accountants selected with reasonable care, will be presumed to have been done or omitted in good faith and not to constitute gross negligence or willful or wanton misconduct.

New York Registrants

(a) Saks & Company, Saks Direct, Inc. and TEX SFA, Inc. are each incorporated under the laws of New York.

Section 722 of the New York Business Corporation Law (the “NYBCL”) provides that a corporation may indemnify a director or officer who is a party to a proceeding because he is a director or officer against liability incurred in the proceeding if he conducted himself in good faith, for a purpose which he reasonably believed was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 723 of the NYBCL provides that if an officer or director is successful on the merits or otherwise, he shall be entitled to indemnification against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or at least not opposed to, the best interests of the corporation.

Section 723 of the NYBCL also permits a corporation to pay expenses incurred by a director or officer in defending any proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation, or where indemnification is granted, to the extent expenses so advanced by the corporation exceed the indemnification to which he is entitled.

The bylaws of TEX SFA, Inc. and the certificate of incorporation and bylaws of Saks & Company provide that the respective corporation shall indemnify any person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person was or is a director or officer of the respective corporation to the full extent permitted by the NYBCL.

Both the certificate of incorporation and the bylaws of Saks Direct, Inc. are silent regarding indemnification.

Section 402(b) of the NYBCL authorizes a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, except such provision shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the NYBCL (unlawful distributions).

The certificate of incorporation of Saks & Company contains a provision limiting the liability of a director to the fullest extent permitted by the NYBCL. The certificates of incorporation of Saks Direct, Inc. and TEX SFA, Inc. do not contain a provision limiting the liability of a director.

(b) New York City Saks, LLC is a limited liability company organized under the laws of New York.

Section 420 of the New York Limited Liability Company Law provides that a limited liability company is authorized to indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever. No indemnification may be made, however, to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or that he personally gained a financial profit or other advantage to which he was not legally entitled.

The operating agreement of New York City Saks, LLC provides that the company indemnify, save harmless and pay all judgments and claims against any manager and officer relating to any liability or damage incurred by reason of any act or omission in connection with the business of the company, including attorneys’ fees incurred by such manager or officer. No manager or officer shall be entitled to indemnification if the conduct of such manager or officer constitutes fraud, gross negligence or willful or wanton misconduct. Any act or omission made in reliance upon the advice of independent legal counsel or independent certified public accountants selected with reasonable care, will be presumed to have been done or omitted in good faith and not to constitute gross negligence or willful or wanton misconduct.

Virginia Registrants

Merchandise Credit, LLC, SCCA, LLC, SCIL, LLC and SFAILA, LLC are each limited liability companies organized under the laws of Virginia.

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The operating agreements of each of Merchandise Credit, LLC, SCCA, LLC, SCIL, LLC and SFAILA, LLC provide that the respective company indemnify, save harmless and pay all judgments and claims against any manager and officer relating to any liability or damage incurred by reason of any act or omission in connection with the business of the respective company, including attorneys’ fees incurred by such manager or officer. No manager or officer shall be entitled to indemnification if the conduct of such manager or officer constitutes fraud, gross negligence or willful or wanton misconduct. Any act or omission made in reliance upon the advice of independent legal counsel or independent certified public accountants selected with reasonable care, will be presumed to have been done or omitted in good faith and not to constitute gross negligence or willful or wanton misconduct.

Item 16.	Exhibits.

Please see the Exhibit Index included herewith immediately following the signature pages hereto, which is incorporated herein by reference.

Item 17.	Undertakings.

The Registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

If and when applicable, the undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SAKS INCORPORATED

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN I. SADOVE Stephen I. Sadove	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 30, 2009

/s/ KEVIN G. WILLS Kevin G. Wills	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ DONALD E. HESS Donald E. Hess	Lead Director	July 30, 2009

/s/ ROBERT B. CARTER Robert B. Carter	Director	July 30, 2009

/s/ MICHAEL S. GROSS Michael S. Gross	Director	July 30, 2009

Signature	Title	Date

/s/ MARGUERITE W. KONDRACKE Marguerite W. Kondracke	Director	July 30, 2009

/s/ JERRY W. LEVIN Jerry W. Levin	Director	July 30, 2009

/s/ NORA P. MCANIFF Nora P. McAniff	Director	July 30, 2009

/s/ C. WARREN NEEL C. Warren Neel	Director	July 30, 2009

/s/ CHRISTOPHER J. STADLER Christopher J. Stadler	Director	July 30, 2009

/s/ RONALD DE WAAL Ronald de Waal	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

CLUB LIBBY LU, INC.

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Director (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

JACKSON LEASING, LLC

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Manager (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Manager	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

JACKSON OFFICE PROPERTIES, INC.

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Director (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

MERCHANDISE CREDIT, LLC

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Manager (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Manager	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

NEW YORK CITY SAKS, LLC

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Manager (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Manager	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SAKS & COMPANY

By:	/s/ STEPHEN I. SADOVE
Name:	Stephen I. Sadove
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN I. SADOVE Stephen I. Sadove	President and Assistant Secretary (Principal Executive Officer)	July 30, 2009

/s/ KEVIN G. WILLS Kevin G. Wills	Director	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SAKS DIRECT, INC.

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Director (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SAKS FIFTH AVENUE DISTRIBUTION COMPANY

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Director (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SAKS FIFTH AVENUE, INC.

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Director (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SAKS FIFTH AVENUE OF TEXAS, INC.

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Director (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SAKS FIFTH AVENUE TEXAS LLC

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Manager (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Manager	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SAKS HOLDINGS, INC.

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Director (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SCCA, LLC

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Manager (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Manager	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SCCA STORE HOLDINGS, INC.

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Director (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SCIL, LLC

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Manager (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Manager	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SCIL STORE HOLDINGS, INC.

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Director (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

SFAILA, LLC

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Manager (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Manager	July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2009.

TEX SFA, INC.

By:	/s/ KEVIN G. WILLS
Name:	Kevin G. Wills
Title:	President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Stephen I. Sadove and Kevin G. Wills and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. WILLS Kevin G. Wills	President, Assistant Secretary and Director (Principal Executive Officer)	July 30, 2009

/s/ MICHAEL S. VINCENT Michael S. Vincent	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ MICHAEL RODGERS Michael Rodgers	Director	July 30, 2009

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

4.1	Composite of Charter of Saks Incorporated inclusive of all amendments through July 30, 2009 (filed as Exhibit 3(i) to the Current Report on Form 8-K filed on July 30, 2009).

4.2	Saks Incorporated Amended and Restated Bylaws (as amended effective April 17, 2007, as further amended effective June 4, 2008) (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2008 filed on June 5, 2008).

4.3	Rights Agreement, dated as of November 25, 2008, by and between Saks Incorporated and The Bank of New York Mellon, as Rights Agent (filed as Exhibit 4.1 to the Current Report on Form 8-K filed on November 26, 2008).

4.4*	Specimen Preferred Stock Certificate and Form of Certificate of Designations of Preferred Stock.

4.5*	Form of Warrant Agreement and Warrant Certificate.

4.6**	Form of Indenture.

4.7*	Form of Debt Security.

5.1**	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

12.1**	Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (counsel) (included in Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm).

24.1**	Power of Attorney (included on the signature pages hereto).

25.1***	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to the Debt Securities.

*	To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or filed as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.
**	Filed herewith.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.